UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2009 (November 3, 2009)

HOLLY ENERGY PARTNERS, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32225 (Commission File Number)	20-0833098 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1600 Dallas, Texas (Address of principal executive offices)	75201-6915 (Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement.
     On November 3, 2009, Holly Energy Partners, L.P. (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the several underwriters named therein (the “Underwriters”), with respect to the issuance and sale in an underwritten public offering (the “Common Units Offering”) by the Partnership of 1,900,000 common units representing limited partner interests in the Partnership (the “Common Units”) at $35.78 per common unit. The Partnership has granted the Underwriters a 30-day option to purchase up to an additional 285,000 Common Units. The Common Units to be sold in the Common Units Offering were registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (Registration No. 333-155537). The closing of the Common Units Offering is expected to occur on November 6, 2009 (the “Closing Date”). Legal opinions related to the Common Units are filed as Exhibits 5.1 and 8.1 to this Current Report on Form 8-K.
     In the Underwriting Agreement, the Partnership agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the Underwriters may be required to make because of any of those liabilities. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The description of the Underwriting Agreement in this Current Report on Form 8-K is qualified in its entirety by the terms of the Underwriting Agreement.
     The Partnership intends to use a portion of the net proceeds from the Common Units Offering of approximately $65.2 million (or approximately $74.9 million if the Underwriters exercise in full their over-allotment option) and the general partner contribution described in the following paragraph, to fund, through a wholly-owned subsidiary, the cash portion of the purchase price for the pending acquisition of tankage, loading racks and pipeline assets at a refining facility in Tulsa, Oklahoma from Sinclair Tulsa Refining Company. The Partnership intends to use the remainder of the net proceeds either to pay a portion of the purchase price for the Partnership’s potential acquisition from Holly Corporation of its investments in two pipeline projects (the recently constructed pipeline from Centurion Pipeline L.P.’s Slaughter station in west Texas to Lovington, New Mexico and a pipeline that connects the Partnership’s Artesia crude gathering system to Holly Corporation’s Lovington facility) pursuant to the Partnership’s option to purchase those investments at prices to be negotiated with Holly Corporation or, instead, to repay bank debt, for other potential future acquisitions or for general partnership purposes. If the acquisition of the Sinclair assets does not close, the Partnership intends to use the net proceeds for one or more of the following: to pay for all or substantially all of the purchase price and related costs for the potential acquisitions from Holly Corporation described above, to repay bank debt incurred under the Partnership’s credit agreement, for other potential future acquisitions or for general partnership purposes.
     In connection with the Common Units Offering, on the Closing Date, HEP Logistics Holdings, L.P., the general partner of the Partnership, will contribute $1.3 million (or $1.5 million if the Underwriters exercise in full their option to purchase additional Common Units) to the Partnership in order to maintain its 2% general partner interest in the Partnership.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number		Description of Exhibit

1.1	—	Underwriting Agreement, dated November 3, 2009, between Holly Energy Partners, L.P. and Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	—	Opinion of Fulbright & Jaworski L.L.P.

8.1	—	Opinion of Fulbright & Jaworski L.L.P. relating to tax matters.

23.1	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.
By:	HEP Logistics Holdings, L.P. its General Partner

	By:	Holly Logistic Services, L.L.C. its General Partner

		By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: November 3, 2009

EXHIBIT INDEX

Exhibit
Number		Description of Exhibit

1.1	—	Underwriting Agreement, dated November 3, 2009, between Holly Energy Partners, L.P. and Goldman, Sachs & Co. and UBS Securities LLC, as representatives of the several underwriters named therein.

5.1	—	Opinion of Fulbright & Jaworski L.L.P.

8.1	—	Opinion of Fulbright & Jaworski L.L.P. relating to tax matters.

23.1	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibits 5.1 and 8.1).

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